Exhibit 10.17

THIRD AMENDMENT TO AMEDED AND RESTATED

INDUSTRIAL REAL PROPERTY LEASE

            THIS THIRD AMENDMENT TO AMENDED AND RESTATED INDUSTRIAL REAL PROPERTY LEASE (the “Third Amendment”) made as of December 1, 2010, by and between BENNING STREET, LLC, a Delaware limited liability company (“Landlord”), whose address is care of First American Realty, Inc., 100 Central Street, P.O. Box 646, Worcester, Massachusetts   01613-0646, successor in interest to NATIONAL WAREHOUSE INVESTMENT COMPANY (the “Original Landlord”), and THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Tenant”), whose address is 16052 Swingley Ridge Road, St. Louis, Missouri 63017

W I T N E S S E T H:

            WHEREAS, Original Landlord and Tenant entered into that Amended and Restated Industrial Real Property Lease dated as of August 11, 1988, as amended by a First Amendment to Amended and Restated Industrial Real Property Lease by and between Original Landlord and Tenant dated as of January 11, 1989, as amended by a Second Amendment to Amended and Restated Industrial Real Property Lease by and between Landlord and Tenant dated as of August 1, 2007 (the foregoing, together, the “Lease”) covering the entire building (consisting of approximately 156,200 square feet of rentable space) located at 82 Benning Street, West Lebanon, New Hampshire, together with the parcels on which the building is located; and

            WHEREAS, the Lease is evidenced by a Memorandum of Lease dated June 6, 1988 and recorded in the Official Records of Grafton County, New Hampshire at Book 1743, Page 486;

            WHEREAS, the property leased to Tenant pursuant to the Lease was purchased by Landlord as of December 30, 2003 and Landlord is now the Landlord under the Lease;

            WHEREAS, Landlord and Tenant wish to make certain further revisions to the Lease;

            NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.               Exercise of Third Extension Period.    Tenant hereby irrevocably exercises its option to

extend the Lease Term for the Third Extension Period (which option exercise date is waived by Landlord with respect to Tenant’s exercise hereunder) and Landlord acknowledges that the Lease Term is hereby extended for the Third Extension Period.

2.               Amendment of Certain Lease Provisions.        The Lease is amended as follows:

(a)             The following is added to the end of Section 3.1 of the Lease:

       “Notwithstanding the foregoing and the provisions of Section 16.11(a) hereof, the Landlord and the Tenant agree that the Base Monthly Rent during the Third Extension Period shall be as follows:

Time Period                                                                       Monthly Rent Amount

December 1, 2010 – June 30, 2016                                   $99,190.00

(b)            The first sentence of Section 16.10 is hereby amended to read in its entirety as follows:

“Provided there exists no uncured default by Tenant under this Lease, Tenant shall have the option to extend the Lease as follows: (a) for an initial extension period of five (5) years commencing on July 1, 2003 and ending on June 30, 2008 (the “First Extension Period”); (b) for a second extension period of two (2) years and five (5) months commencing on July 1, 2008 and ending on November 30, 2010 (the “Second Extension Period”); (c) a third extension period of five (5) years and seven (7) months commencing on December 1, 2010 and ending on June 30, 2016 (the “Third Extension Period”); and (d) a fourth extension period commencing on July 1, 2016 and ending on June 30, 2021 (the “Fourth Extension Period”) (the First Extension Period, the Second Extension Period, the Third Extension Period and the Fourth Extension Period are each referred to herein as an “Extension Period”).

(c)             The following new Section 16.18 is added to the Lease:

“16.18  Option to Consolidate Leased Premises.   Tenant shall have a one-time

option during the Third Extension Period only to consolidate the area of its occupancy of the Leased Premises under this Lease (the “Premises Consolidation Option”) so that upon the Premises Consolidation Effective Date the Leased Premises shall thereafter consist of Building 3 and Building 4 as depicted on Exhibit A attached hereto (containing approximately 51,520 square feet of rentable space), together with a pro rata apportionment of parking areas for Tenant’s use, subject to strict compliance with the following conditions:

(a)                  Tenant shall deliver to Landlord written notice (the “Consolidation Notice”) of its exercise of the Premises Consolidation Option at least twelve (12) months prior to the effective date of the requested consolidation of the Leased Premises (such date being the “Premises Consolidation Effective Date”);

(b)               Tenant shall not be in default under any term or condition of the Lease beyond applicable notice and cure periods as of the day of giving the Consolidation Notice as provided herein, or at any time thereafter prior to the Premises Consolidation Effectiveness Date;

(c)                The Premises Consolidation Effective Date shall not be prior to December 1, 2012;

(d)               All terms of the Lease shall remain in full force and effect up through the Premises Consolidation Effectiveness Date, including but not limited to the duty to pay Base Monthly Rent and Additional Rent as same comes due under the Lease;

(e)                Tenant shall pay the Landlord a fee equal to $199,421.00 (the “Consolidation Fee”) concurrent with the delivery of the Consolidation Notice;

(f)                On and after the Premises Consolidation Effective Date, Base Monthly Rent shall be $42,933.33;

(g)               Tenant shall undertake, complete and pay for all work, costs and expenses related to the consolidation of the Leased Premises such as, but not limited to, separation or modification of utilities, alteration or addition of loading docks, installation of demising partitions, signage and all other improvements and construction necessary to effectuate the consolidation of the Leased Premises, all such work and construction to be performed by Tenant in accordance with the standards set forth in Articles IV, V, and VI of the Lease (Landlord’s review and approval pursuant to Article V of the Lease of any Leasehold Improvements related to consolidation of the Leased Premises necessary or desirable to Tenant (including, without limitation, any modifications to access, parking and other outside/exterior facilities) shall not be unreasonably withheld or delayed);

(h)               On and after the Premises Consolidation Effective Date, Operating Expenses consisting of those items or matters which apply to common areas or areas apportioned with other tenants (such as landscaping and parking areas) shall be equitably apportioned and allocated between the Leased Premises and the balance of the property of which the Leased Premises are a part, and Tenant shall pay the amount allocable to the Leased Premises, such allocation to be the pro rata portion of rentable space leased by Tenant (rentable space to be measured in accordance with the method of measurement of rentable area in accordance with the standards established by the Building Owners and Managers Association); and

(i)                 Tenant shall leave all space it vacates pursuant to this Section 16.18 in the condition specified in Section 15.1 of the Lease.

A failure to timely and completely exercise the option as set forth herein (including, without limitation, payment of the Consolidation Fee as and when due) shall result in the Premises Consolidation Option being null and void, and the Lease shallcontinue in full force and effect through the Extended Term. Time is of the essence.”

3.               Guarantor’s Consent and Affirmation.    Thermadyne Holdings Corporation hereby

consents to the foregoing and affirms that it is the guarantor of the Lease, as amended hereby, pursuant to an Amended and Restated Continuing Lease guaranty of  Palco Acquisition Company dated as of August 11, 1988 as successor-in-interest to Palco Acquisition Company.

4.               Estoppel Provisions.    Tenant hereby certifies to Landlord as follows:

(a)       Tenant is the sole tenant at the Premises, and is in sole possession of the Leased

Premises. Tenant has not subleased all or any part of the Leased Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Leased Premises.

(b)      The Lease, as amended hereby, is valid currently in full force and effect and constitutes the entire agreement  between Landlord and Tenant. The Lease, as amended hereby, has not been amended, modified or changed in any way, whether in writing or orally.

    (c)     There are no uncured defaults on the part of Tenant or on the part of Landlord under the Lease, and, to Tenant's actual knowledge, no event has occurred and no condition exists which, with the giving of notice or the laps of time, or both, will constitute a default under the Lease.

(d)    Tenant claims no present charge, lien or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

(e)    Tenant has no defenses, set-offs or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, and Tenant has no claims or defenses to enforcement of the Lease.

(f)     Tenant is not currently subject to any filing for bankruptcy or reorganization under federal or state bankruptcy or insolvency laws.

5.     Authority of Parties. By executing this Third Amendment, Landlord and Tenant represent to each other that: (i) it is authorized to enter into, execute and deliver this Third Amendment and perform its obligations hereunder; (ii) this Third Amendment is binding and enforceable in accordance with its terms; (iii) the person signing on its behalf is duly authorized to execute this Third Amendment and (iv) no other signatures or approvals are necessary in order to make all of its representations contained in this section true and correct.

6.    Capitalized Terms. All capitalized terms not otherwise defined herein shall have the same meanings set forth in the Lease.

7.   Entire Agreement. The Lease, as hereby amended, shall remain in full force and effect pursuant to its terms and provisions as set forth herein.

IN WITNESS WHEREOF, each the parties hereto of has caused this Third Amendment to Amended and Restated Industrial Real Property Lease to be executed by its duly authorized representative as a sealed instrument as of the day and year first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE}

                                                                        BENNING STREET, LLC, a Delaware limited
                                                                        liability company

                                                                        By:      First American Realty, Inc, a Massachusetts
                                                                                    corporation, its Manager

____________________________                By:       /s/ Philip O. Shwachman
Witness                                                                        Philip O. Shwachman,
                                                                                    President and Treasurer

                                                                        THERMAL DYNAMICS CORPORATION, a
                                                                        Delaware corporation

_____________________________              By:       /s/Steven A. Schumm
Witness                                                                        Name: Steven A. Schumm
                                                                                    Its: EVP-CFO & CAO

                                                                        THERMADYNE HOLDINGS CORPORATION, a
                                                                        Delaware corporation

_____________________________              By:       /s/ Martin Quinn
Witness                                                                        Name: Martin Quinn
                                                                                    Its: President

Exhibit A

Building 4
Building 3
Building 2
Building 1
Building 5
Thermodyne New Hampshire
Factory Statistics
Total Square footage of TDNH Buildings.
Values include both manufacturing and office
Areas
All TDNH Buildings